Agreement to Loan Equipment

Barco, Inc., herein referred to as "Barco", hereby agrees to provide to:

Company: Digital Cinema Destinations
Address (Headquarters): 250 E. Broad Street, Westfield, New Jersey 7090

Contact Person(s): Jeff Butkovsky
Tel. No.: 908-396-1364 Fax No.:

Herein referred to as "Customer", and Customer hereby accepts, subject to the terms set forth in this Agreement, from Barco the following equipment:

Model Number	Description	Serial Number
R9004447	Barco DP2K-20C (Quantity 16)	5997068812; 5997068845 5997068875; 5997068973 5997068977; 5997068978 5997068979; 5997068980 5997068981 ; 5997068982 5997068983; 5997068986 5997068987; 5997068989 5997068990; 5997068991
R9855934	Prime Lens Motorized (Quantity 6)	NA
R9855931	Prime Lens Motorized (Quantity 3)	NA
R9855932	Prime Lens Motorized (Quantity 5)	NA
R9855936	Prime Lens Motorized (Quantity 2)	NA
R9855910	Barco Touch Panel (Quantity 3, 1 per site)	NA
R858604	RP1 Pedestal (Quantity 16)	NA
R9871044	Integ JNIOR 310 (Quantity 16)	NA
NA	DB25 Input Board for CP65 (Quantity 1)	NA
NA	DB25 Input Board for CP55 (Quantity 7)	NA
NA	Transformer Isolator Board for JS Series (Quantity 6)	NA
R9871131	DC System Patch Cables CAT-6 Yellow (Quantity 48 <3 per screen>)	NA
R9871132	BNC Cables (Quantity 32, <2 per screen>)	NA
R9871123	Tripp 750VA UPS Smart 120V (Quantity 16)	NA
NA	35' Doremi /DCI Input Cable 35' (Quantity 16)	NA
NA	Analog Audio Cable (Quantity 16)	NA

Herein referred to as "Equipment",

1. TERM of USAGE: The term of usage of the Equipment shall commence during the week of May 1, 2011 and terminate on October 31, 2011, unless otherwise terminated.

2. USE of EQUIPMENT: The Equipment is loaned to Customer exclusively for purpose of: projecting digital cinema content at Rialto (Westfield, NJ), Cranford (Cranford, NJ) and Bloomfield (Bloomfield, CT) theatre locations.

3. FREIGHT: Customer shall bear the cost of all freight charges for transporting the Equipment to and from Customer's location.

4. LOCATION of EQUIPMENT: At all times during the term of this Agreement the Equipment shall remain in the possession of Customer and shall remain at Customer's address as indicated above, or at such other location as may be mutually agreed upon in writing signed by Barco.

5. TITLE of OWNERSHIP: Customer and Barco acknowledge that title to ownership of all Equipment; including all ancillary equipment, accessories, and spare parts; shall at all times rest solely with Barco, and neither party shall do anything inconsistent with Barco's title thereto.

6. REMOVAL of EQUIPMENT: Upon the expiration or earlier termination of this Agreement, Customer shall immediately deliver the Equipment to Barco at the place and time designated by Barco. If Customer fails to so deliver the Equipment, Barco shall have the right to remove the Equipment from Customer's premises. Under such circumstance, Customer agrees that it shall give Barco access to its premises so that Barco can retake possession of the Equipment. Furthermore, Customer agrees that it shall not in any manner prevent, hinder or obstruct Barco's removal of the Equipment.

7. TEMINATION: This Agreement shall terminate and Customer's right to possession of Equipment shall immediately cease: (i) upon the end of term date as set forth in Section 1. above; or (ii) upon Barco's written notice of termination to Customer which Barco may give in its sole and absolute discretion with or without cause; or (iii) if Customer defaults in any of the terms of this Agreement; or (iv) if any proceeding under bankruptcy or insolvency laws is instituted by or against Customer, or Customer makes any assignment of its property for the benefit of its creditors.

8. USE and PRESERVATION of EQUIPMENT: Customer shall use the Equipment in a careful and proper manner consistent with procedures set forth in the Equipment's operational documentation, and shall comply with all applicable laws and regulations relative to the Equipment, and shall maintain the Equipment in good repair condition. Customer hereby assumes all risk of loss and damage (except loss or damage caused by the negligence, intentional or willful acts of Barco, its officers, employees) to Equipment from any cause whatsoever and agrees that the property will be returned to Barco in the same appearance and condition as when received, ordinary wear and tear excepted. Customer agrees that it will maintain at its own expense adequate all-risk insurance covering the Equipment in such amounts and with a carrier readably acceptable to Barco. Customer shall make no modifications or alterations to the Equipment without Barco's prior written permission. Customer shall immediately notify Barco if the Equipment requires repair. Customer agrees to pay Barco for loss or damage to the Equipment, based on the purchase price set forth in Section 11. Repairs to Equipment are to be performed exclusively by an authorized Barco service engineer.

9. LIMITATIONS of WARRANTIES: Customer acknowledges that the Equipment is of a size, type, design and capacity selected by Customer. Barco has not made and does not make any representation, warranty or covenant, expressed or implied, with respect to the condition of the Equipment. Barco shall not be liable to Customer for any liability, loss or damage caused directly or indirectly by Equipment, by any inadequacy thereof or defect therein, or by any incident in connection therewith.

10. BARCO's RIGHT of INSPECTION: At all times during Customer's business hours, Barco shall have the right to enter the premises where the Equipment is located for the purpose of inspecting the Equipment.

11. PURCHASE or EQUIPMENT: If the Equipment is subject to loss or damage while in Customer's possession, Customer will remit to Barco $1,040,000.00 on Invoice terms of Net 30. Invoice terms are subject to Barco's prior credit approval.

12. MICELLANEOUS:

a.)
In the event Customer defaults under this Agreement, any cost and expense incurred by Barco, including, without limitation, reasonable attorney's fees, in enforcing any of its rights or remedies under this Agreement shall be paid by Customer.

b.)	Any delay or refraining by Barco from enforcing its rights under this Agreement shall not operate as waiver.
c.)
This Agreement shall inure to the benefit of the parties, their respective representatives, heirs, successors and assigns. This Agreement may not be assigned by Customer without the prior written consent of Barco.

d.)	This Agreement shall be construed and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement on the ___ day of June, 2011.

Customer:	Barco, Inc.

/s/ Jeffrey Rutkovsky	/s/ Patrick Lee
Signed:	Signed:

Jeffrey Rutkovsky	Patrick Lee
Print Name:	Print Name:

CTO
Title:	Title: